• general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit, insurance or other services; • disruptions to the national or global financial markets, including the impact of a downgrade of U.S. government obligations by one of the credit ratings agencies and the adverse effects of recessionary conditions in Europe and the impact of recent market disruptions in China; • changes in the interest rate environment, including interest rate changes made by the Federal Reserve, and cash flow reassessments may reduce NIM and/or the volumes and values of loans made or held as well as the value of other financial assets held; • competitive pressures among depository and other financial institutions may increase significantly; • legislative, regulatory or accounting changes, including changes resulting from the adoption and implementation of the Dodd-Frank Act may adversely affect the businesses in which BB&T is engaged; • local, state or federal taxing authorities may take tax positions that are adverse to BB&T; • a reduction may occur in BB&T's credit ratings; • adverse changes may occur in the securities markets; • competitors of BB&T may have greater financial resources or develop products that enable them to compete more successfully than BB&T and may be subject to different regulatory standards than BB&T; • cyber-security risks, including "denial of service," "hacking" and "identity theft," could adversely affect our business and financial performance or our reputation, and we could be liable for financial losses incurred by third parties due to breaches of data shared between financial institutions; • natural or other disasters, including acts of domestic or foreign terrorism, could have an adverse effect on BB&T in that such events could materially disrupt BB&T's operations or the ability or willingness of BB&T's customers to access the financial services BB&T offers; • costs related to the integration of the businesses of BB&T and its merger partners may be greater than expected; • failure to execute on strategic or operational plans, including the ability to successfully complete and/or integrate mergers and acquisitions or fully achieve expected cost savings or revenue growth associated with mergers and acquisitions within the expected time frames could adversely impact financial condition and results of operations; • significant litigation could have a material adverse effect on BB&T; • unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries could result in negative publicity, protests, fines, penalties, restrictions on BB&T's operations or ability to expand its business and other negative consequences, all of which could cause reputational damage and adversely impact BB&T's financial conditions and results of operations; • deposit attrition, customer loss and/or revenue loss following completed mergers and acquisitions may be greater than expected; • higher than expected costs related to information technology infrastructure or a failure to successfully implement future system enhancements could adversely impact BB&T's financial condition and results of operations and could result in significant additional costs to BB&T; and • widespread system outages, caused by the failure of critical internal systems or critical services provided by third parties, could adversely impact BB&T's financial condition and results of operations. This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and the future performance of BB&T. Forward-looking statements are not based on historical facts but instead represent management’s expectations and assumptions regarding BB&T’s business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. BB&T’s actual results may differ materially from those contemplated by the forward-looking statements. Words such as "anticipates, "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," “should," "could," and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: Forward-Looking Information Capital ratios are preliminary. This news release contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). BB&T's management uses these "non-GAAP" measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes that these non-GAAP measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. BB&T's management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this news release: • Tangible common equity and related ratios are non-GAAP measures that exclude the impact of intangible assets and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. The return on average risk-weighted assets is a non-GAAP measure. BB&T's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes that investors may find them useful in their analysis of the Corporation. • The ratio of loans greater than 90 days and still accruing interest as a percentage of loans held for investment has been adjusted to remove the impact of loans that are or were covered by FDIC loss sharing agreements and purchased credit impaired ("PCI") loans as well as government guaranteed loans. Management believes that their inclusion may result in distortion of these ratios such that they might not be comparable to other periods presented or to other portfolios that were not impacted by purchase accounting or reflective of asset collectibility. • Adjusted fee income and adjusted efficiency ratios are non-GAAP in that they exclude securities gains (losses), foreclosed property expense, amortization of intangible assets, merger-related and restructuring charges, the impact of FDIC loss share accounting and other selected items. BB&T's management uses these measures in their analysis of the Corporation's performance. BB&T's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges. • Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of interest income and funding costs associated with loans and securities acquired in the Colonial acquisition and PCI loans acquired from Susquehanna and National Penn. Core net interest margin is also adjusted to remove the purchase accounting marks and related amortization for non-PCI loans, deposits and long-term debt acquired from Susquehanna and National Penn. BB&T's management believes that the adjustments to the calculation of net interest margin for certain assets and deposits acquired provide investors with useful information related to the performance of BB&T's earning assets. Non-GAAP Information A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in BB&T's Second Quarter 2016 Quarterly Performance Summary, which is available on BB&T's website at www.bbt.com.

3 2016 Second Quarter Performance Highlights1  Net income totaled $541 million2, up 19.2% vs. 2Q15 and 10.7% vs. 1Q16  Diluted EPS totaled $0.66, up from $0.62 in 2Q15 and down from $0.67 in 1Q16  Adjusted diluted EPS totaled $0.71 excluding merger-related and restructuring charges and benefits from specific tax-advantaged assets  GAAP ROA was 1.06% and ROTCE was 14.33%  Adjusted ROA3 was 1.16% and adjusted ROTCE3 was 15.76% Earnings1 Loans Credit Quality  Average loans and leases held for investment totaled $141.1 billion in 2Q16, an increase of 20.2% vs. 1Q16; excluding the impact of National Penn, growth was 2.6%  Excluding residential mortgage loans and National Penn, average loans held for investment grew approximately 4.7% vs. 1Q16  Net charge-offs were 0.28%, the lowest charge-off rate since 2006 Strategic Highlights  FRB did not object to CCAR plan  Proposed 7.1% increase in quarterly dividend  Proposed $640 million in share repurchases  Completed conversion of National Penn in mid-July Record Revenues4  Record FTE revenues totaled $2.8 billion, up 17.7% vs. 2Q15 and 31.6% vs. 1Q16  Record net interest income of $1.7 billion, up 22.9% vs. 2Q15 and 22.8% vs. 1Q16  Net interest margin declined 2 bps to 3.41% Expenses3  Efficiency was 59.3% compared to 59.2% in 2Q15 and 58.3% in 1Q16  Noninterest expense increased $252 million vs. 1Q16 led by the impact of National Penn, Swett & Crawford and merger-related and restructuring charges 1 Returns and linked quarter growth rates are annualized, except credit metrics 2 Available to common shareholders 3 Refer to the Appendix for appropriate reconciliations of non-GAAP financial measures 4 Revenues presented on a taxable equivalent basis

4 Pre-Tax After Tax Diluted EPS Impact Merger-related and restructuring charges1 $ (92) $ (58) $ (0.07) Benefits from specific tax-advantaged assets N/A $ 13 $ 0.02 Selected Items Affecting Earnings ($ in millions, except per share impact) 1 Includes $63 million in pretax merger-related charges and $29 million in pretax restructuring costs related to severance and real estate

5 Loans Reflect Seasonal Strength and Targeted Runoff1  Average loans and leases held for investment (excluding National Penn) increased 2.6% in 2Q16 primarily due to growth in C&I, CRE – IPP, and other lending subsidiaries  Excluding residential mortgage and National Penn, average loans held for investment grew approximately 4.7% annualized vs. 1Q16  Experienced loan growth vs. 1Q16 in other portfolios3:  Sheffield, up 33.1%  Dealer floor plan, up 21.4%  Premium Finance, up 12.9%  Regional Acceptance, up 11.2% 1 Excludes loans held for sale 2 Other lending subsidiaries consist primarily of AFCO/CAFO/Prime Rate, BB&T Equipment Finance, Grandbridge Real Estate Capital, Sheffield Financial and Regional Acceptance 3 Growth rates exclude the impact of National Penn. See non-GAAP reconciliations included in the attached Appendix $120.0 $130.5 $134.8 $134.4 $141.1 $100.0 $110.0 $120.0 $130.0 $140.0 $150.0 2Q15 3Q15 4Q15 1Q16 2Q16 Average Loans Held for Investment ($ in billions) C&I $ 51,646 30.4% 9.4% CRE – IPP 14,786 38.6 4.3 CRE – C&D 3,669 5.6 (8.8) Dealer floor plan 1,305 21.4 21.4 Direct retail lending 12,031 33.5 1.3 Sales finance 9,670 (15.2) (21.3) Revolving credit 2,477 2.3 1.0 Residential mortgage 30,471 8.2 (4.8) Other lending subsidiaries2 13,961 15.6 15.6 Acquired from FDIC and PCI 1,130 11.7 (25.6) Total $ 141,146 20.2% 2.6% 2Q16 Average Balance 2Q16 v. 1Q16 Annualized Increase (Decrease) Average Loans Held for Investment ($ in millions)  3Q16 management expectations  Average loan growth of approximately 1% – 3% Organic 2Q16 v. 1Q16 Annualized Increase (Decrease)3

6 Noninterest-Bearing Deposits Reflect Strong Growth $131.9 $143.8 $148.5 $149.9 $160.3 0.24% 0.24% 0.24% 0.25% 0.23% 0.20% 0.25% 0.30% 0.35% 0.40% $115.0 $125.0 $135.0 $145.0 $155.0 $165.0 2Q15 3Q15 4Q15 1Q16 2Q16 Total Interest-Bearing Deposit Cost  Total deposits averaged $160.3 billion, an increase of $10.5 billion vs. 1Q16  Excluding acquisitions, total deposits increased $3.9 billion, or 10.5% annualized vs. 1Q16  Personal, up 1.2%  Business, up 16.9%  Public Funds, down 29.4%  Excluding acquisitions, noninterest-bearing deposits increased $1.4 billion, or 12.1% annualized vs. 1Q16 Average Total Deposits ($ in billions) $41.5 $44.2 $45.8 $46.2 $48.8 $30.0 $34.0 $38.0 $42.0 $46.0 $50.0 2Q15 3Q15 4Q15 1Q16 2Q16 Average Noninterest-Bearing Deposits ($ in billions) Noninterest-bearing deposits $ 48,801 22.6% 12.1% Interest checking 28,376 43.5 15.8 Money market & savings 63,195 18.4 2.2 Subtotal $ 140,372 24.8% 8.3% Time deposits 18,101 29.0 1.9 Foreign office deposits – Interest-bearing 1,865 NM NM Total deposits $ 160,338 28.1% 10.5% 2Q16 Average Balance Organic 2Q16 v. 1Q16 Annualized Increase (Decrease)1 Average Deposits ($ in millions) 2Q16 v. 1Q16 Annualized Increase (Decrease) 1 Growth rates exclude the impact of National Penn. See non-GAAP reconciliations included in the attached Appendix

7 Credit Quality Reflects Lower Charge-offs1  Net charge-offs totaled $97 million, down 37.0% vs. 1Q16  Net charge-offs as a percentage of average loans were 0.28%, the lowest percentage since 2006  Loans 90 days or more past due and still accruing were essentially flat vs. 1Q16  Loans 30-89 days past due increased 10.8% vs. 1Q16  Led by seasonal increase in consumer-related portfolios  NPAs decreased 1.9% vs. 1Q16  Excluding energy-related loans, NPAs improved to 0.32% of total assets  3Q16 management expectations  Management expects 3Q16 net charge-offs to be in the range of 35 to 45 bps  NPA levels expected to remain in a similar range in 3Q16 0.38% 0.36% 0.34% 0.33% 0.40% 0.42% 0.32% 0.00% 0.20% 0.40% 0.60% 2Q15 3Q15 4Q15 1Q16 2Q16 Total Nonperforming Assets as a Percentage of Total Assets Total NPAs Energy-related nonperformers Annualized Net Charge-offs / Average Loans 1 Includes acquired from FDIC and PCI; excludes loans held for sale 0.33% 0.32% 0.38% 0.46% 0.28% 0.00% 0.20% 0.40% 0.60% 2Q15 3Q15 4Q15 1Q16 2Q16

8 Energy Portfolio – Stabilized in 2Q16  Total commitments, outstanding balances, nonaccruals and losses decreased vs. 1Q16  41% Utilization rate  42% of the portfolio is Criticized & Classified  Allocated reserves = 9.3%  92% of nonperforming Oil and Gas borrowers are paying as agreed  Completed spring redeterminations, commitments reduced; collateral and credit agreements enhanced  Coal portfolio = $210 million outstanding, 51% utilization with 18% Criticized & Classified  Allocated Reserves = 9.7% Support Services $132 9% Oil and Gas Portfolio $ in millions Midstream $493 33% Upstream $870 58% Total $1.5 billion (Approximately 1% of total loans)

9 Allowance Coverage Ratios Remain Strong 3.71x 3.44x 2.83x 2.40x 3.88x 2.55x 2.49x 2.53x 1.89x 1.90x 1.00 2.00 3.00 4.00 2Q15 3Q15 4Q15 1Q16 2Q16 ALLL to Net Charge-offs ALLL to NPLs HFI  Coverage ratios remain strong at 3.88x and 1.90x for the allowance to net charge-offs and NPLs, respectively  The ALLL to loans ratio was 1.06%, compared to 1.10% last quarter  Decline in ratio due to the acquisition of National Penn’s marked loan balances  Provision for credit losses was $111 million vs. net charge-offs of $97 million  Excluding loans acquired in business acquisitions, the ALLL to loans ratio was 1.16%, compared to 1.17% last quarter  Going forward, we expect the loan loss provision to match charge-offs in addition to providing for incremental loan growth ALLL Coverage Ratios

10 Net Interest Margin Decreases Slightly to 3.41% 3.27% 3.35% 3.35% 3.43% 3.41% 3.16% 3.15% 3.12% 3.18% 3.16% 2.50% 3.00% 3.50% 4.00% 2Q15 3Q15 4Q15 1Q16 2Q16 Reported NIM Core NIM  2Q16 NIM decreased 2 bps due to:  Lower interest rate environment  Higher securities balances acquired from National Penn  3Q16 management expectations  GAAP net interest margin expected to decline a few bps due to lower interest rates, a flatter yield curve and a reduction in purchase accounting accretion  Core net interest margin expected to remain essentially flat as lower interest rates are offset by: - favorable asset mix changes - favorable funding cost and mix changes  Asset sensitivity increased due to:  Changes in net free funds and investment and deposit mix changes Net Interest Margin 1 -1.42% 1.44% 2.42% 3.18% -0.85% 0.89% 1.64% 2.09% -2.00% 0.00% 2.00% 4.00% Down 25 Up 50 Up 100 Up 200 Sensitivities as of 06/30/16 Sensitivities as of 03/31/16 Rate Sensitivities 1 See non-GAAP reconciliations included in the attached Appendix

Fee Income Reflects Strong Growth From Acquisitions



Fee Income Ratio[1]
50.0%
45.0%
40.0%
35.0%
46.3%
42.1%
41.8%
40.6%
42.8%
2Q15
3Q15
4Q15
1Q16
2Q16

- Insurance income increased $46 million driven by $57 million from Swett & Crawford, a $34 million seasonal increase in P&C commissions and a $13 million increase in other insurance revenues

  Partially offset by:
  - A $36 million seasonal decline in employee benefit commissions and a decrease of $23 million, primarily due to lower bonus commissions
- Mortgage banking income increased $20 million due to higher gains on sales, increased saleable residential loan volume and seasonally stronger commercial mortgage fee income
- Other income increased $65 million, primarily due to a $55 million increase in income related to assets for certain post-employment benefits

Noninterest Income

($ in millions)

	2Q16	2Q16 v. 1Q16[2] Increase (Decrease)	2Q16 v. 2Q15 Increase (Decrease)
Insurance income	$ 465	44.2 %	10.2 %
Service charges on deposits	166	31.3	7.8
Mortgage banking income	111	88.4	(14.6)
Investment banking and brokerage fees and commissions	102	20.7	(5.6)
Trust and investment advisory revenues	67	32.4	17.5
Bankcard fees and merchant discounts	60	28.7	9.1
Checkcard fees	50	44.7	16.3
Operating lease income	35	11.8	16.7
Income from bank-owned life insurance	31	-	14.8
FDIC loss share income, net	(64)	26.8	-
Securities gains (losses), net	-	NM	(100)
Other income	107	NM	84.5
Total noninterest income	**$ 1,130**	**45.1 %**	**10.9 %**

- 3Q16 management expectations
  - Total noninterest income expected to be relatively flat due to seasonal decrease in insurance revenues

[1] Excludes securities gains (losses), the impact of FDIC loss share accounting and other selected items. See non-GAAP reconciliations included in the attached Appendix
[2] Linked quarter percentages are annualized

11

Noninterest Expense Driven by Acquisitions and Restructuring



Efficiency Ratio[1]
65.0%
60.0%
55.0%
50.0%
59.2%
59.2%
58.8%
58.3%
59.3%
2Q15
3Q15
4Q15
1Q16
2Q16

- Personnel expense increased $124 million driven by:
  - $44 million increase in salary expense, which reflects an increase in FTE employees of 1,896 from recent acquisitions
    - Excluding acquisitions, FTEs were lower by approximately 276
  - $40 million increase in certain post-employment benefits expense
  - $36 million increase in incentives due to the Swett & Crawford acquisition and higher overall volume
- Merger-related and restructuring charges include a $69 million increase due to acquisitions and $29 million in restructuring charges related to severance and real estate
- Other expense increased $33 million primarily due to operating charge-offs, charitable contributions, travel expense, certain checkcard expenses and taxes and licenses

Noninterest Expense

($ in millions)

	2Q16	2Q16 v. 1Q16[2] Increase (Decrease)	2Q16 v. 2Q15 Increase (Decrease)
Personnel expense	$ 1,039	54.5 %	20.3 %
Occupancy and equipment expense	194	6.3	16.9
Software expense	53	15.8	15.2
Loan-related expense	36	50.3	(2.7)
Outside IT services	44	29.4	51.7
Professional services	26	73.1	(25.7)
Amortization of intangibles	42	125.7	82.6
Regulatory charges	32	26.8	28.0
Foreclosed property expense	8	(109.7)	(42.9)
Merger-related and restructuring charges, net	92	NM	NM
Loss (gain) on early extinguishment of debt	-	NM	(100.0)
Other expense	231	67.0	6.5
Total noninterest expense	**$ 1,797**	**65.6 %**	**8.7 %**

- 3Q16 management expectations
  - Future quarterly expenses will include approximately $11 million in increased FDIC expenses
  - Excluding merger-related and restructuring charges, expenses are expected to decline 1% - 2% due to cost savings from acquisitions

[1] Excludes certain items as detailed in non-GAAP reconciliation section
[2] Linked quarter percentages are annualized

12

13 Capital and Liquidity Remain Strong 10.4% 10.1% 10.3% 10.4% 10.0% 9.0% 9.5% 10.0% 10.5% 11.0% 2Q15 3Q15 4Q15 1Q16 2Q16  The common equity tier 1 ratio was 9.8% fully phased-in  BB&T’s 2Q16 LCR was 135%  BB&T’s 2Q16 liquid asset buffer was 13.7% (high quality liquid assets as a percentage of total assets)  3Q16 management expectation, subject to Board of Directors approval:  Quarterly dividend increase of $0.02, or 7.1% to $0.30 per quarter  Initiate a share repurchase program up to $160 million in the 3rd quarter 1 Current quarter regulatory capital information is preliminary Common Equity Tier 11

Community Banking Segment

BB&T

Serves individual and business clients by offering a variety of loan and deposit products and other financial services

($ in millions)	2Q16	Inc/(Dec) vs 1Q16	Inc/(Dec) vs 2Q15
Net Interest Income	$ 923	$ 5	$ 188
Noninterest Income[1]	345	27	16
Provision for Credit Losses	23	33	12
Noninterest Expense[2]	783	10	94
Income Tax Expense	168	(4)	35
Segment Net Income	$ 294	$ (7)	$ 63

Highlighted Metrics[5]

($ in billions)

	2Q16	Change Link[3]	Change Like
Total Commercial Loans	$47.1	(1.3%)	20.0%
Direct Retail Lending	$11.1	0.9%	33.2%
Money Market & Savings	$46.7	2.3%	15.9%
Noninterest Bearing Deposits	$42.7	7.9%	16.2%

Comments[5]

- Commercial production[4] increased $318 million, or 8.9%, compared to 2Q15
- More than half of the net interest income increase compared to 2Q15 attributable to the Susquehanna acquisition
- Noninterest expense increased vs. 2Q15 primarily due to the Susquehanna acquisition
- National Penn acquisition completed on April 1, 2016. Systems conversion completed weekend of July 15th
  - Added approximately $7 billion in deposits and $10 billion in assets
  - Added 126 financial centers in Pennsylvania, New Jersey and Maryland

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Linked quarter growth rates annualized except for production
4 Commercial production includes C&I, CRE and Dealer Floor Plan

5 National Penn results will not be included in this segment until after mid-July conversion

14

Residential Mortgage Banking Segment

BB&T

Retains and services mortgage loans originated by the Residential Mortgage Lending Division and through its referral relationship with the Community Bank and referral partners as well as those purchased from various correspondent originators

($ in millions)	2Q16	Inc/(Dec) vs 1Q16	Inc/(Dec) vs 2Q15
Net Interest Income	$ 110	$ 5	$ (6)
Noninterest Income[1]	83	12	(16)
Provision for Credit Losses	10	(1)	7
Noninterest Expense[2]	112	10	11
Income Tax Expense	27	3	(15)
Segment Net Income	$ 44	$ 5	$ (25)

Highlighted Metrics

($ in billions)

	2Q16	Change Link[4]	Change Like
Retail Originations	$ 2.2	58.2%	(2.6%)
Correspondent Purchases	$ 3.4	54.0%	5.0%
Total Production	$ 5.6	55.6%	1.9%
Loan Sales	$ 3.7	48.3%	(8.0%)
Loans Serviced for others (EOP)	$ 90.0	(2.6%)	0.8%

Comments[4]

- Production mix was 57% purchase / 43% refinance in 2Q16 vs. 55% / 45% in 1Q16
- Noninterest income increased vs. 1Q16 due to higher gains on residential mortgage loan production and sales
- Net interest income increased vs. 1Q16 due primarily to growth in loans held for sale
- Increase in noninterest expense vs. 1Q16 driven by higher personnel expense associated with increased production volumes
- Credit quality[3]
  - 30+ days and still accruing delinquency of 3.64%
  - Nonaccruals of 0.58%
  - Net charge-offs of 0.11%

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Credit quality metrics are based on Loans Held for Investment
4 Linked quarter growth rates annualized except for production and sales

15

Dealer Financial Services Segment

Primarily originates indirect loans to consumers on a prime and nonprime basis for the purchase of automobiles and other vehicles through approved dealers both in BB&T's market and nationally (through Regional Acceptance Corporation)

($ in millions)	2Q16	Inc/(Dec) vs 1Q16	Inc/(Dec) vs 2Q15
Net Interest Income	$ 187	$ (2)	$ 9
Noninterest Income[1]	-	(1)	-
Provision for Credit Losses	58	(18)	10
Noninterest Expense[2]	47	1	(4)
Income Tax Expense	31	5	1
Segment Net Income	$ 51	$ 9	$ 2

Highlighted Metrics

($ in billions)

	2Q16	Change: Link[4]	Change: Like
Retail Loan Production	$ 1.2	18.0%	(3.3%)
Loan Yield	6.55%	0.07%	0.08%
Operating Margin[3]	74.9%	(0.9%)	3.5%
Net Charge-offs	1.5%	(0.45%)	0.24%

Comments[4]

- Asset quality remains in line with management's seasonal expectations and risk appetite
  - Regional Acceptance 2Q16 net charge-offs decreased to 6.0% vs. 8.0% last quarter
  - Prime auto net charge-offs of 0.15%
- Prime auto portfolio yield improved by 13 basis points over 2Q15
- Production trends are positive for 2Q16
  - Regional Acceptance point of sale production growth of $23 million vs. 1Q16
  - Excluding Regional Acceptance, loan production grew $100 million, led by Recreational Lending
- Regional Acceptance generated stable loan growth
  - 11.2% loan growth vs. 1Q16 and 6.1% vs. 2Q15
  - Origination terms stable, maximum term of 72 months
  - Program changes over last two years steadily reduced the maximum permitted origination LTV

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating Margin excludes Provision for Credit Losses
4 Linked quarter growth rates annualized except for production and sales

16

Specialized Lending Segment

BB&T

Provides specialty lending including: commercial finance, mortgage warehouse lending, tax-exempt governmental finance, equipment leasing, commercial mortgage banking, insurance premium finance, dealer-based equipment financing, and direct consumer finance

($ in millions)	2Q16	Inc/(Dec) vs 1Q16	Inc/(Dec) vs 2Q15
Net Interest Income	$ 117	$ 7	$ 20
Noninterest Income[1]	73	8	2
Provision for Credit Losses	17	(1)	6
Noninterest Expense[2]	92	8	12
Income Tax Expense	20	3	1
Segment Net Income	$ 61	$ 5	$ 3

Highlighted Metrics

($ in billions)

	2Q16	Change[5] Link[4]	Change[5] Like
Loan Originations	$ 5.8	66.8%	9.2%
Loan Yield	4.77%	(0.12%)	0.24%
Operating Margin[3]	51.6%	(0.4%)	(0.8%)
Net Charge-offs	0.24%	(0.13%)	0.05%

Comments[4]

- Specialized Lending continues to enjoy strong loan growth and production
- Sheffield Financial
  - 14.8% loan growth vs. 2Q15
  - 5.7% production growth vs. 2Q15
- Grandbridge
  - Strong production in 2Q16 of $1.9 billion, led by June closings of $919 million. Management expects strong production in subsequent quarters
- Equipment Finance
  - 12.9% loan growth vs. 2Q15
  - 15.5% production growth vs. 2Q15

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating Margin excludes Provision for Credit Losses
4 Linked quarter growth rates annualized except for production and sales

5 During the first quarter of 2016, the asset-based lending group was moved to Community Banking, and the supply-chain lending was moved to the Financial Services segment. Prior period amounts have been retrospectively adjusted for these transfers

17

Insurance Holdings Segment

BB&T

Provides property and casualty, life, and health insurance to business and individual clients. It also provides workers compensation and professional liability, as well as surety coverage and title insurance

($ in millions)	2Q16	Inc/(Dec) vs 1Q16	Inc/(Dec) 2Q15
Net Interest Income	$ 2	$ 1	$ 1
Noninterest Income[1]	465	44	40
Provision for Credit Losses	-	-	-
Noninterest Expense[2]	396	58	50
Income Tax Expense	27	(4)	-
Segment Net Income	$ 44	$ (9)	$ (9)

Highlighted Metrics

($ in millions)

	2Q16	Change Link[4]	Change Like
Noninterest Income	$ 465	42.0%	9.4%
Total Agencies[3]	236	37	39
EBITDA Margin[5]	20.1%	(4.2%)	(2.3%)

Comments[4]

- Insurance Holdings commission and fee revenue growth vs. 2Q15
  - 1.1% for Retail
  - 17.2% for Wholesale
  - 9.6% for total Segment; 0.9% organic growth excluding Swett & Crawford
- Higher year over year noninterest income was primarily a result of the addition of Swett & Crawford, a wholesale commercial insurance broker, on April 1st
- Higher noninterest expense vs. 1Q16 and 2Q15 was primarily due to the addition of Swett & Crawford
- Continue to focus towards achieving synergies presented by the Swett acquisition

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles, allocated corporate expense, and merger related charges
3 U.S. Locations; count includes shared locations
4 Linked quarter growth rates annualized except for production and sales
5 Excludes American Coastal and merger related and restructuring charges

18

Financial Services Segment

Provides trust services, wealth management, investment counseling, asset management, estate planning, employee benefits, corporate banking, and capital market services to individuals, corporations, governments, and other organizations

($ in millions)	2Q16	Inc/(Dec) vs 1Q16	Inc/(Dec) vs 2Q15
Net Interest Income	$ 159	$ 8	$ 29
Noninterest Income[1]	215	15	(1)
Provision for Credit Losses	6	(84)	(17)
Noninterest Expense[2]	228	9	17
Income Tax Expense	53	38	11
Segment Net Income	$ 87	$ 60	$ 17

Highlighted Metrics

($ in billions)

	2Q16	Change: Link[4]	Change: Like
Average Loan Balances	$ 16.2	22.8%	24.1%
Average Deposits	$30.8	22.1%	9.0%
Total Invested Assets	$ 132.8	2.7%	3.6%
Invested Assets Noninterest Income ($ in millions)	$ 135.5	12.9%	6.7%
Operating Margin[3]	39.0%	1.4%	0.0%

Comments[4]

- Corporate Banking's loan growth continued to be strong
  - 24.0% loan growth vs. 1Q16
  - 25.3% loan growth vs. 2Q15
- BB&T Wealth generated strong loan and deposit growth
  - 13.4% loan growth and 16.4% transaction deposit growth vs. 1Q16
  - 16.7% loan growth and 17.2% transaction deposit growth vs. 2Q15
- Increase in noninterest income vs. 1Q16 driven by client derivative income and investment commission and brokerage fees
- Provision decrease primarily attributable to higher net charge-offs and increased reserves in the prior quarter related to energy lending exposure

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating Margin excludes Provision for Credit Losses
4 Linked quarter growth rates annualized except for production and sales

19

20

21

Capital Measures[1]

(Dollars in millions, except per share data)

	As of / Quarter Ended				
	June 30 2016	March 31 2016	Dec. 31 2015	Sept. 30 2015	June 30 2015
Selected Capital Information					
Risk-based capital:					
Common equity tier 1	$ 17,568	$ 17,320	$ 17,081	$ 16,822	$ 16,031
Tier 1	20,620	20,373	19,682	19,422	18,633
Total	24,527	24,355	23,753	23,612	21,896
Risk-weighted assets[2]	176,232	166,781	166,611	165,990	154,493
Average quarterly tangible assets	214,226	202,200	201,541	195,623	182,444
Risk-based capital ratios:					
Common equity tier 1	10.0%	10.4%	10.3%	10.1%	10.4%
Tier 1	11.7	12.2	11.8	11.7	12.1
Total	13.9	14.6	14.3	14.2	14.2
Leverage capital ratio	9.6	10.1	9.8	9.9	10.2
Equity as a percentage of total assets	13.4	13.3	13.0	13.1	13.2
Common equity per common share	$ 32.72	$ 32.14	$ 31.66	$ 31.56	$ 30.64
Selected non-GAAP Capital Information[3]					
Tangible common equity as a percentage of tangible assets	7.6%	7.8%	7.7%	7.7%	8.1%
Tangible common equity per common share	$ 19.75	$ 20.36	$ 19.82	$ 19.77	$ 20.21

1 Current quarter regulatory capital is preliminary
2 Risk-weighted assets are determined based on regulatory capital requirements in effect for the period presented
3 Tangible common equity and related ratios are non-GAAP measures. BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies.

22

Non-GAAP Reconciliations[1]

(Dollars in millions, except per share data)

	As of / Quarter Ended				
	June 30 2016	March 31 2016	Dec. 31 2015	Sept. 30 2015	June 30 2015
Calculations of tangible common equity, tangible assets and related measures[2]:					
Total shareholders' equity	$ 29,743	$ 28,239	$ 27,340	$ 27,264	$ 25,132
Less:					
Preferred stock	3,053	3,054	2,603	2,603	2,603
Noncontrolling interests	39	39	34	40	52
Intangible assets	10,567	9,215	9,234	9,198	7,655
Tangible common equity	$ 16,084	$ 15,931	$ 15,469	$ 15,423	$ 14,822
Total assets	$ 221,859	$ 212,405	$ 209,947	$ 208,809	$ 191,017
Less:					
Intangible assets	10,567	9,215	9,234	9,198	7,655
Tangible assets	$ 211,292	$ 203,190	$ 200,713	$ 199,611	$ 183,362
Tangible common equity as a percentage of tangible assets	7.6%	7.8%	7.7%	7.7%	8.1%
Tangible common equity	$ 16,084	$ 15,931	$ 15,469	$ 15,423	$ 14,822
Outstanding shares at end of period (in thousands)	814,500	782,379	780,337	780,150	733,481
Tangible common equity per common share	$ 19.75	$ 20.36	$ 19.82	$ 19.77	$ 20.21

1 Current quarter regulatory capital is preliminary

2 Tangible common equity and related ratios are non-GAAP measures. BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies.

23

Non-GAAP Reconciliations1 24 1 BB&T’s management uses these measures in their analysis of the Corporation’s performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges. Quarter Ended June 30 March 31 Dec. 31 Sept. 30 June 30 Efficiency and Fee Income Ratios 2016 2016 2015 2015 2015 Efficiency ratio - GAAP 64.5% 59.8% 62.4% 64.1% 69.8% Effect of merger-related and restructuring charges, net (3.4) (0.9) (1.9) (3.1) (1.1) Effect of loss on early extinguishment of debt - - - - (7.1) Effect of foreclosed property expense (0.3) (0.4) (0.4) (0.6) (0.6) Effect of amortization of intangibles (1.5) (1.3) (1.3) (1.2) (0.9) Effect of securities gains (losses), net - 1.1 - - - Effect of FDIC loss share accounting - - - - (0.1) Effect of loss on sale of American Coastal - - - - (0.8) Efficiency ratio - reported 59.3% 58.3% 58.8% 59.2% 59.2% Fee Income ratio - GAAP 40.6% 39.3% 39.7% 39.7% 43.0% Effect of securities gains (losses), net - (1.1) - - - Effect of FDIC loss share accounting 2.2 2.4 2.1 2.4 2.7 Effect of loss on sale of American Coastal - - - - 0.6 Fee Income ratio - reported 42.8% 40.6% 41.8% 42.1% 46.3%

25 1 BB&T’s management believes investors use this measure to evaluate the return on average common shareholders’ equity without the impact of intangible assets and their related amortization. Non-GAAP Reconciliations1 (Dollars in millions) Quarter Ended June 30 March 31 Dec. 31 Sept. 30 June 30 Return on Average Tangible Common Shareholders' Equity 2016 2016 2015 2015 2015 Net income available to common shareholders $ 541 $ 527 $ 502 $ 492 $ 454 Plus: Amortization of intangibles, net of tax 26 20 21 18 14 Tangible net income available to common shareholders $ 567 $ 547 $ 523 $ 510 $ 468 Average common shareholders' equity $ 26,519 $ 25,076 $ 24,736 $ 23,957 $ 22,210 Less: Average intangible assets 10,574 9,226 9,224 8,666 7,496 Average tangible common shareholders' equity $ 15,945 $ 15,850 $ 15,512 $ 15,291 $ 14,714 Return on Average Tangible Common Shareholders' Equity 14.33% 13.87% 13.37% 13.23% 12.76%

Non-GAAP Reconciliations[1]

Reported net interest margin vs. core net interest margin	Quarter Ended June 30 2016	March 31 2016	Dec. 31 2015	Sept. 30 2015	June 30 2015
Reported net interest margin - GAAP	3.41%	3.43%	3.35%	3.35%	3.27%
Adjustments to interest income for assets acquired:					
Effect of securities acquired from FDIC	(0.06)	(0.06)	(0.03)	(0.04)	(0.04)
Effect of loans acquired from FDIC and PCI	(0.08)	(0.11)	(0.11)	(0.07)	(0.08)
Effect of purchase accounting marks on non-PCI loans acquired from Susquehanna and National Penn	(0.09)	(0.06)	(0.07)	(0.08)	-
Adjustments to interest expense:					
Effect of purchase accounting marks on deposits and long-term debt assumed from Susquehanna and National Penn	(0.02)	(0.02)	(0.02)	(0.01)	-
Effect of interest expense related to acquired assets		-	-	-	0.01
Core net interest margin	3.16%	3.18%	3.12%	3.15%	3.16%

1 Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of interest income and funding costs associated with loans and securities acquired in the Colonial acquisition and PCI loans acquired from Susquehanna and National Penn. Core net interest margin is also adjusted to remove the purchase accounting marks and related amortization for non-PCI loans, deposits and long-term debt acquired from Susquehanna and National Penn. BB&T's management believes that the adjustments to the calculation of net interest margin for certain assets and deposits acquired provide investors with useful information related to the performance of BB&T's earning assets.

26

Non-GAAP Reconciliations1 27 1 BB&T’s management uses these measures in their analysis of the Corporation’s performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges. (Dollars in millions) Adjusted return on average assets Net income $587 Plus: merger-related and restructuring charges, net of tax 58 Adjusted net income $645 Average assets $223,399 Plus: impact of merger-related and restructuring charges, net of tax 29 Adjusted average assets $223,428 Return on average assets (excluding merger-related and restructuring charges), as adjusted 1.16% For the Quarter Ended June 30 2016

Non-GAAP Reconciliations1 28 (Dollars in millions) 1 BB&T’s management uses these measures in their analysis of the Corporation’s performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges. Adjusted return on average tangible common shareholders’ equity Net Income Available to Common Shareholders $541 Plus: Amortization of intangibles, net of tax 26 Merger-related and restructuring charges, net of tax 58 Adjusted tangible net income available to common shareholders $625 Average common shareholders' equity $26,519 LESS: Average intangible assets 10,574 PLUS: Average merger-related and restructuring charges, net of tax 29 Adjusted average tangible shareholders' equity $15,974 Adjusted return on average tangible common shareholders' equity 15.76% For the quarter ended June 30 2016

29 Non-GAAP Reconciliations1 (Dollars in millions) Link Quarter Average Balance Growth Adjusted for Acquisitions June 30, 2016 Link Qtr. Loans and Leases: Reported Acquired Adjusted Adj. Growth Ann.% Commercial and industrial $51,646 $(2,505) $49,141 $1,128 9.4% CRE-income producing properties 14,786 (1,151) 13,635 145 4.3% CRE-construction and development 3,669 (129) 3,540 (79) (8.8%) Dealer floor plan 1,305 - 1,305 66 21.4% Direct retail lending 12,031 (889) 11,142 35 1.3% Sales finance 9,670 (154) 9,516 (533) (21.3%) Revolving credit 2,477 (8) 2,469 6 1.0% Residential mortgage 30,471 (967) 29,504 (360) (4.8%) Other lending subsidiaries 13,961 - 13,961 522 15.6% Acquired from FDIC and PCI 1,130 (102) 1,028 (70) (25.6%) Total loans and leases held for investment $141,146 $(5,905) $135,241 $860 2.6% June 30, 2016 Link Qtr. Deposits: Reported Acquired Adjusted Adj. Growth Ann.% Noninterest-bearing deposits $48,801 $(1,210) $47,591 $1,388 12.1% Interest checking 28,376 (1,765) 26,611 1,007 15.8% Money market and savings 63,195 (2,445) 60,750 326 2.2% Time deposits 18,101 (1,136) 16,965 81 1.9% Foreign office deposits - interest-bearing 1,865 - 1,865 1,113 NM Total deposits $160,338 $(6,556) $153,782 $3,915 10.5%